                                                                    Exhibit 12.1


                                                                                                For the period
                                                                                               from April 1, 1998
                                                                                               (Date Operations
                                                                                                 Commenced) to
                                                           June 30            December 31      December 31, 1998
                                                       -----------------   ----------------------------------------
                                                             2000                1999
                                                       -----------------   ----------------------------------------

Fixed charges:
                Interest                                     $7,534,000           $5,341,000               $21,000
                Amortization of debt expense                    502,000              237,000                     0
                Interest portion of rental expense            1,328,000            1,717,000               118,000
                                                       -----------------   ----------------------------------------
                                                             $9,364,000           $7,295,000              $139,000

Earnings:
                Income (loss) from operations             ($122,789,000)       ($102,793,000)         ($15,815,000)
                Fixed charges per above                       9,364,000            7,295,000               139,000
                     Less: Capitalized interest                       0                    0                     0
                                                       -----------------   ----------------------------------------
                                                          ($113,425,000)        ($95,498,000)         ($15,676,000)
                                                       =================   ========================================

Ratio of Earnings to Fixed Charges (1)                                              -                       -





                                                      --------------------------------------------------------------------------
                                                                                 The Predecessor OCOM
                                                      --------------------------------------------------------------------------
                                                      For the period
                                                      from January 1, 1998
                                                      to May 31, 1998                                   December 31
                                                      --------------------------------------------------------------------------
                                                                                          1997             1996            1995
                                                      --------------------------------------------------------------------------

Fixed charges:
                Interest                                                 $0                 $0               $0              $0
                Amortization of debt expense                                                 0                0               0
                Interest portion of rental expense                   33,000             44,000           20,000          20,000
                                                      --------------------------------------------------------------------------
                                                                    $33,000            $44,000          $20,000         $20,000

Earnings:
                Income (loss) from operations                   ($2,782,000)       ($4,379,000)     ($1,097,000)    ($4,154,000)
                Fixed charges per above                              33,000             44,000           20,000          20,000
                     Less: Capitalized interest                           0                  0                0               0
                                                      --------------------------------------------------------------------------
                                                                ($2,749,000)       ($4,335,000)     ($1,077,000)    ($4,134,000)
                                                      ==========================================================================

Ratio of Earnings to Fixed Charges (1)                               -                   -                 -                -



The ratio of earnings to fixed charges is not meaningful for the periods that result in a deficit.
(1) For the six months ended June 30, 2000 and for the year ended December 31, 1999 and for the period from April 1, 1998 to December 31, 1998 and the period from January 1, 1998 to May 31, 1998, and the years ended December 31, 1997, 1996, and 1995 , the deficit of earnings to fixed charges was $122,789,000, $102,793,000, $15,815,000, $2,782,000,
        $4,379,000, $1,097,000 and $4,154,000, respectively.